Exhibit 10.1

SOVRAN SELF STORAGE, INC.
6467 Main Street
Buffalo, New York  14221

December 18, 2013

______________
______________
______________

RE:  Long Term Incentive Restricted Stock Award Notice

Dear [Name]:

          The Compensation Committee (the "Committee") of the Board of Directors (the "Board") of Sovran Self Storage, Inc. (the "Company") has selected you to receive shares of restricted stock under the Sovran Self Storage, Inc. 2005 Award and Option Plan, as amended and restated effective January 27, 2012 (the "Plan").

          Your shares of restricted stock are described in the balance of this letter agreement between us.  This letter constitutes your Award Notice with respect to the shares of restricted stock described herein.

          The Plan text governs the operation of the Plan as well as the terms and conditions of your shares of restricted stock granted under the Plan, and is incorporated herein by reference.  A copy of the Plan text is enclosed.  Any term not defined in this letter agreement shall have the same meaning as it is defined in the Plan.

AWARD OF RESTRICTED STOCK

          You are hereby awarded, effective December 18, 2013, [___________] shares of common stock, $.01 par value, of the Company subject to the restrictions set forth herein ("Restricted Stock").

VESTING OF RESTRICTED STOCK

          Except as otherwise provided herein or in the Plan, your shares of Restricted Stock shall vest in accordance with the following schedule:

*	_______ shares of Restricted Stock (approx. 33% of the total shares under this award) shall vest on December 18, 2014
*	_______ shares of Restricted Stock (approx. 33% of the total shares under this award) shall vest on December 18, 2015
*	________shares of Restricted Stock (approx. 34% of the total shares under this award) shall vest on December 18, 2016.

RESTRICTIONS

          Your shares of Restricted Stock may not be sold, transferred, assigned, pledged or otherwise disposed of unless and until they shall have vested in accordance with the schedule set forth above.

          The stock certificate(s) for your shares of Restricted Stock will be issued in your name but held by the Company for your account, together with stock powers you will execute in favor of the Company, until the shares shall have vested.  You shall execute stock power(s) in favor of the Company as a condition to receiving this award of Restricted Stock.  Except as otherwise provided herein, if and when your shares of Restricted Stock vest, the Company will deliver to you the certificates for such shares.

TERMINATION OF EMPLOYMENT

          Except as otherwise provided in the Plan, on termination of your employment with the Company or a Subsidiary for any reason other than death, Disability (as defined below), or for a reason approved by the Committee, in its sole discretion, your then unvested shares of Restricted Stock shall be deemed forfeited and canceled.

          On termination of your employment with the Company or a Subsidiary by reason of your death, Disability (as defined below), or for a reason approved by the Committee, in its sole discretion, your then unvested shares of Restricted Stock shall be deemed vested and all restrictions thereon shall lapse.

          For purposes of your Restricted Stock and this letter agreement, the term "Disability" means total disability entitling you to benefits under the Company's long-term disability plan, as in effect from time to time.

RIGHTS AS A STOCKHOLDER

          You shall be entitled to vote your shares of Restricted Stock and to receive cash dividends as and when paid, to the same extent as any other holder of Common Stock of the Company which are not subject to restrictions.

ADDITIONAL SHARES SUBJECT TO RESTRICTIONS

          In the event that, as a result of a stock dividend, stock split, recapitalization, combination of shares, or other adjustment in the capital stock of the Company or otherwise, or as a result of a merger, consolidation, or other reorganization, the Common Stock of the Company shall be increased, reduced, or otherwise changed, and by virtue of any such change you shall in your capacity as owner of shares of Restricted Stock be entitled to new or additional or different shares of stock or securities (other than rights or warrants to purchase securities) ("Adjustment Shares"), the certificates representing the Adjustment Shares, together with a stock power executed by you in favor of the Company shall also be delivered to and held by the Company.  Any Adjustment Shares shall be Restricted Stock for all purposes of this Award Notice, subject to the same restrictions and vesting schedule as were applicable to the shares of Restricted Stock to which they relate.

          If you shall receive rights or warrants in respect of any shares of Restricted Stock or any Adjustment Shares, such rights or warrants may be held, exercised, sold or otherwise disposed of by you, and any shares or other securities acquired by you as a result of the exercise of such rights or warrants likewise may be held, sold, or otherwise disposed of by you free and clear of any restrictions.

ADMINISTRATION OF THE PLAN; AUTHORITY OF THE COMMITTEE

          The Plan shall be administered by the Committee.  The Committee has the authority, in its sole discretion, to interpret the Plan and all awards of restricted stock thereunder, to establish, amend and rescind rules and regulations relating to the Plan, and to make any determination it believes necessary or advisable for the administration of the Plan.  The scope of the Committee's authority is more fully described in the Plan.  All decisions of the Committee in the administration of the Plan are conclusive and binding on you.

FORFEITURE

          If (1) in the opinion of the Committee, you, without the written consent of the Company, engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, owner, promoter or otherwise, in any business or activity competitive with the business conducted by the Company or any Subsidiary, or (2) you perform any act or engage in any activity which in the opinion of the Committee is inimical to the best interests of the Company, your unvested shares of Restricted Stock shall be deemed forfeited and canceled.

MISCELLANEOUS

          You have no right to assign, sell, transfer, pledge or encumber your unvested shares of Restricted Stock, except by will, or by the laws of descent and distribution.

          Nothing in this letter agreement, the Plan or your Restricted Stock confers on you any right to continue in the employment of the Company or a Subsidiary or restricts the right of the Company or a Subsidiary to terminate your employment.

          At the time you are taxable with respect to your Restricted Stock, the Company may deduct and withhold from amounts payable to you under the Plan or from any payment of any kind otherwise due to you, an amount sufficient to satisfy all Federal, state and/or local income and employment tax withholding requirements.  In accordance with Section 13(b) of the Plan, you may elect to have the withholding obligation satisfied by authorizing the Company to hold back shares of Common Stock to be issued that have a Fair Market Value as of the date withholding is effected sufficient to satisfy the withholding amount due, or by transferring to the Company shares of Common Stock having a Fair Market Value as of the date withholding is effected sufficient to satisfy such withholding amount; provided, however, that if you are subject to Section 16(b) of the Securities Exchange Act of 1934 you may do so only in compliance with the additional requirements set forth in Section 13(b)(A)-(E) of the Plan.

          This letter agreement shall be binding on and inure to the benefit of the Company (and its successors and assigns) and you (and your estate).

          This letter agreement shall be governed, construed and enforced in accordance with the Plan and with the laws of the State of New York.

ACCEPTANCE

          If the foregoing is acceptable to you, kindly acknowledge your acceptance and agreement by signing the enclosed copy of this letter and returning it to _____________ of the Company.

Very truly yours,

SOVRAN SELF STORAGE, INC.

By____________________________	By________________________________

AGREED TO AND ACCEPTED this ____ day of December, 2013

________________________________